UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 23, 2004


                           THE MIDDLEBY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


        Delaware                       1-9973                  36-3352497
(State or Other Jurisdiction     (Commission File Number)    (IRS Employer
     of Incorporation)                                      Identification No.)


   1400 Toastmaster Drive, Elgin, Illinois                       60120
  (Address of Principal Executive Offices)                    (Zip Code)


                                (847) 741-3300
             (Registrant's telephone number, including area code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Agreement.
---------         -------------------------------

                  On December 23, 2004, The Middleby Corporation (the "Company" or "Middleby") repurchased 1,808,774 shares of its common stock and 271,000 options (the "Repurchase") from William F. Whitman, Jr., the Chairman of the Company's board of directors ("WFW, Jr."), members of his family and trusts controlled by his family (collectively, the "Whitmans") pursuant to the terms of a Stock Repurchase Agreement, dated December 23, 2004 (the "Repurchase Agreement"), by and among the Company and the Whitmans for a total aggregate purchase price of $83,974,578 in cash. The repurchased shares represented approximately 19.6% of Company's 9,251,474 outstanding shares and were repurchased at a price of $42 per share. The options were purchased at a price equal to the difference between $42 and the exercise price of the option.

                  WFW, Jr., who will turn 65 in February, has retired from his post as Chairman of the Board after 26 years. In addition, Laura B. Whitman,
W. Fifield Whitman and Robert R. Henry have resigned as Directors of the
Company.

                  In addition to the Repurchase, the Repurchase Agreement requires the Company to file a registration statement under the Securities Act of 1933, as amended, with respect to the sale of some or all of the Whitmans' remaining 1,851,719 shares (the "Secondary Shares") of the Company's common stock in an underwritten public offering. In the event that the Whitmans decide not to proceed with this underwritten public offering, the Whitmans have the right, subject to certain conditions, to require the Company to register the Secondary Shares for sale in the public markets on up to two additional occasions.

                  The Whitmans have agreed to certain restrictions on their ability to sell their Secondary Shares in private transactions and to make additional purchases of the Company's common stock. They have also agreed to certain restrictions with respect to their ability to vote the Secondary Shares after the date hereof.

                  The Company financed the Repurchase with borrowings under the Third Amended and Restated Credit Agreement, dated December 23, 2004 (the "New Credit Facility"), by and among Middleby Marshall Inc. ("MMI"), the Company, various financial institutions party thereto and Bank of America ("BOA"), as administrative agent, that was entered into in connection with the transaction. The New Credit Facility provides for $70 million in term loan borrowings and $90 million of borrowing availability under a revolving credit facility. As of December 23, 2004 the Company had $123.3 million of total outstanding debt, after giving effect to the borrowings incurred to fund the Repurchase, and expects to fund approximately $8 million of additional costs related to the transaction. The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

                  The Company also entered into an Employment Agreement, dated December 23, 2004 (the "Employment Agreement"), by and between the Company, MMI and Selim A. Bassoul, the Company's President and Chief Executive Officer ("Mr. Bassoul"), which supercedes a previous agreement, dated May 16, 2002 and subsequently amended (the "Prior Employment Agreement"). The term of the Employment Agreement will continue until March 1, 2012, unless Mr. Bassoul's employment is earlier terminated pursuant to the terms of the Employment Agreement.

                  Pursuant to the Employment Agreement, Mr. Bassoul will serve as the President and Chief Executive Officer of the Company, the President and Chief Executive Officer of MMI and the Chairman of the Board of Directors of the Company. The Company is obligated to pay Mr. Bassoul an annual base salary of $770,000 and Mr. Bassoul is eligible to earn an annual incentive bonus under the Company's management incentive compensation plan.

                  The Company has agreed to grant Mr. Bassoul an aggregate of 300,000 shares of restricted stock of the Company pursuant to the Company's 1998 Stock Incentive Plan (the "Plan"), which will be granted to him at the times listed below to the extent there are shares available for grant under the Plan and consistent with the annual grant limits provided by the Plan. Mr. Bassoul will be granted (a) 100,000 shares of restricted stock in December of 2004, (b) 100,000 shares of restricted stock in January of 2005 and (c) any deficiency in the number of shares required to bring the total grant to 300,000 shares of restricted stock, on the earlier of the date following the next meeting of the shareholders of the Company on which shareholders approve an amendment to the Plan, increasing the annual grant limit under the Plan or January of 2006. The restricted stock will vest ratably over a five year period, commencing on December 31, 2005 and will become fully vested on December 31, 2009, as long as Mr. Bassoul continues his employment with the Company. The restricted stock will immediately vest, however, if (a) Mr. Bassoul terminates his employment because his assigned duties, position or titles have been materially diminished or changed ("Diminution in Duties") or
(b) the Company terminates Mr. Bassoul's employment other than for "cause" (as defined in the Employment Agreement) or (c) Mr. Bassoul terminates his employment within six months of a "change in control" (as defined in the Employment Agreement) (each, a "Qualifying Termination").

                  Under the Employment Agreement, if Mr. Bassoul's employment is terminated pursuant to a Qualifying Termination, he is to receive the following payments and benefits: (a) a lump sum payment equal to three times the sum of his annual base salary and the greater of his incentive compensation under the Company's management incentive plan with respect to the full calendar year immediately prior to the date of termination and the average of his incentive compensation under the management incentive plan for each of the three calendar years immediately prior to the date of termination, and (b) continued participation in all health and medical plans and programs maintained by the Company, generally until the later of Mr. Bassoul's death or the death of his surviving spouse or Mr. Bassoul becomes eligible for health and medical benefits from a new employer. In the event that payments are made to Mr. Bassoul in connection with a change in control, Mr. Bassoul will receive an additional amount equal to any excise tax incurred with respect to such change in control payments and related income tax incurred sufficient to restore him to the same after-tax position he would have been in if the excise tax had not been imposed.

                  Under the Employment Agreement, Mr. Bassoul is provided with a supplemental retirement benefit, described below, which will be offset by any qualified pension plan benefits provided by the Company. Mr. Bassoul will become vested in a monthly supplemental retirement benefit equal to one-twelfth of 50% of his base salary in effect immediately prior to his retirement if he retires from the Company on or after reaching age 55. If Mr. Bassoul retires from the Company, or is terminated from employment in certain circumstances described below, after he reaches the age of 55, Mr. Bassoul will become vested in additional monthly supplemental retirement benefits, up to a maximum total monthly benefit equal to one-twelfth of 75% of Mr. Bassoul's base salary if he retires on or after attaining the age of 65 (the "Deferred Retirement Benefit"). The actual amount of supplemental retirement benefits earned by Mr. Bassoul (assuming he retires after age 55) is calculated by multiplying the Deferred Retirement Benefit by a fraction, the denominator of which is the number of full months between the date on which he attains age 55 and the date on which he attains age 65 (120 months) and the numerator of which is the number of full months worked by Mr. Bassoul after attaining age 55. The monthly supplemental retirement benefit is payable for the life of Mr. Bassoul, except that, in the event of his death prior to reaching the age of 75, the benefit will be paid to Mr. Bassoul's designated beneficiary until the date on which Mr. Bassoul would have reached the age of 75 had he lived. If, prior to reaching the age of 55, Mr. Bassoul's employment is terminated due to a Qualifying Termination or if he dies or becomes disabled, Mr. Bassoul will become vested in a pro rata portion of the supplemental retirement benefit, expressed as a percentage of base salary, calculated by multiplying 50% by a fraction, the denominator of which is the number of full months between the date of the Employment Agreement and the date on which Mr. Bassoul attains the age of 55, and the numerator of which is the number of full months worked by Mr. Bassoul after the date of the Employment Agreement prior to his termination.

                  Copies of the Repurchase Agreement, the New Credit Facility and the Employment Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The descriptions of the Repurchase Agreement, the New Credit Facility and the Employment Agreement in this Current Report on Form 8-K are qualified in their entirety by reference to the complete copies of the agreements attached hereto as exhibits.

Item 1.02         Termination of a Material Definitive Agreement.
---------         ----------------------------------------------

                  In connection with the Repurchase Agreement and except as otherwise set forth in the Repurchase Agreement, that certain employment agreement, dated January 1, 1995, by and among the Company, MMI and WFW, Jr., as amended, has been terminated in its entirety.

                  In connection with Mr. Bassoul's Employment Agreement, the Prior Employment Agreement with Mr. Bassoul has been terminated in its entirety.

Item 2.03         Creation of a Direct Financial Obligation or an
---------         -----------------------------------------------
                  Obligation under an Off-Balance Sheet Arrangement of a
                  ------------------------------------------------------
                  Registrant.
                  ----------

                  The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the New Credit Facility is incorporated by reference herein.

                  As discussed in Item 1.01 above, the Company entered into the New Credit Facility. The New Credit Facility provides for, among other things, a new $70 million term loan facility and a $90 million revolving credit facility, which will include a $10 million sublimit for the issuance of standby letters of credit and a $10 million sublimit for swing line loans. The revolving credit facility will terminate and all amounts outstanding thereunder will be due and payable in December 2009. The term loan facility matures in December 2009 and is subject to quarterly amortization of principal as follows: $2.5 million in year 1, $3.125 million in year 2, $3.75 million in years 3 and 4, and $4.375 million in year 5. The New Credit Facility provides that at MMI's option, any loan (other than a swing line loan) will bear interest at a rate equal to the applicable margin, determined based upon the ratio of funded debt to EBITDA, plus either LIBOR or the base rate (defined as the higher of (x) the BOA prime rate and (y) the Federal funds rate plus ..50%).

                  In addition to the amortization schedule of the term loan facility, the New Credit Facility provides for mandatory prepayments on the term loan facility as follows:

o 100% of all net cash proceeds (i) from sales of property and other assets of MMI and its subsidiaries (excluding sales of inventory in the ordinary course of business and certain other exceptions including reinvestment provisions) and (ii) from the issuance or incurrence after the Closing Date of additional debt of MMI or any of its subsidiaries otherwise permitted under the loan documentation, with certain exceptions; and

o 50% of all net cash proceeds from the issuance of additional equity interests in MMI or any of its subsidiaries (such amount, the "Equity Prepayment Amount"), with certain exceptions (provided that MMI may, upon notice to the administrative agent concurrently with receipt by MMI or any subsidiary of net cash proceeds described in this clause, deposit the Equity Prepayment Amount into an account maintained with the administrative agent to be applied (x) by MMI to consummate one or more permitted acquisitions or (y) if not so applied within 180 days (or such shorter period that MMI may specify), to prepay the term loan facility as provided therein). Prepayments of the term loan facility shall be applied ratably to the remaining principal installments thereof.

                  The New Credit Facility provides that the Company is required to comply on a quarterly basis with the following financial covenants:

o under the leverage ratio covenant, as of the last day of each fiscal quarter, the ratio of total funded debt of the Company and its consolidated subsidiaries to consolidated EBITDA of the Company and its consolidated subsidiaries must not exceed 3.5 to 1.0; and

o under the fixed charge coverage ratio covenant, as of the last day of each fiscal quarter, for the 12-month period then ended, the ratio of consolidated EBITDA less capital expenditures, cash dividends and cash income tax payments of the Company and its consolidated subsidiaries to cash interest expense and scheduled funded debt payments of the Company and its consolidated subsidiaries must be equal to or greater than 1.25 to 1.0.

                  The terms of the New Credit Facility also, among other things, limit the paying of dividends and the incurrence of other debt. The New Credit Facility also requires the Company to represent and warrant that no material adverse change in the business, assets, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole has occurred since January 3, 2004.

Item 5.02         Departure of Directors or Principal Officers; Election of
---------         ---------------------------------------------------------
                  Directors; Appointment of Principal Officers.
                  --------------------------------------------

                  As described in Item 1.01 of this Current Report on Form 8-K, WFW, Jr., in connection with his retirement from the Company and from his position as Chairman of the board, Laura B. Whitman, W. Fifield Whitman, III and Robert R. Henry have resigned as directors of the Company, effective as of December 23, 2004.

                  Also as described in Item 1.01 of this Current Report on Form 8-K, Mr. Bassoul has been appointed to serve as Chairman of the Company's board of directors and continues to serve as President and Chief Executive Officer. Mr. Bassoul has served as a director of the Company since 2001. Mr. Bassoul served as President and Chief Executive Officer of the Company and its principal subsidiary, MMI since January 1, 2001, as Chief Operating Officer of the Company and MMI from 2000 to 2001, as Group President of Middleby Cooking Systems Group from 1999 to 2000, and as President of Southbend, a Middleby company, from 1996 to 1999.

                  The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Employment Agreement is incorporated by reference herein.

ITEM 9.01.        Financial Statements and Exhibits.
---------         ---------------------------------

                  (c)      Exhibits.

Exhibit No.       Description
-----------       -------------------------------------------------------------

Exhibit 10.1* Stock Repurchase Agreement, dated December 23, 2004, by and among The Middleby Corporation, William F. Whitman, Jr., Barbara K. Whitman, W. Fifield Whitman III, Laura B. Whitman, the Barbara K. Whitman Irrevocable Trust, the William F. Whitman, Jr. Irrevocable Trust, the Trust dated December 21, 2003 F/B/O Barbara K. Whitman, the Trust dated December 21, 2003 F/B/O Laura B. Whitman, the Trust dated December 21, 2003 F/B/O William Fifield Whitman III, the William F. Whitman, Jr. and Barbara K. Whitman Charitable Remainder Trust and the W. F. Whitman Family Foundation

Exhibit 10.2* Third Amended and Restated Credit Agreement, dated December 23, 2004, among Middleby Marshall Inc., The Middleby Corporation, various financial institutions party thereto, LaSalle Bank National Association, Wells Fargo Bank, N.A., Bank of America, N.A. and Banc of America Securities LLC

Exhibit 10.3 Employment Agreement, dated December 23, 2004, by and between The Middleby Corporation, Middleby Marshall Inc. and Selim A. Bassoul

* Schedules and exhibits to these exhibits have been omitted, but will be furnished to the Securities and Exchange Commission upon request.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                THE MIDDLEBY CORPORATION


Dated: December 27, 2004                        By:  /s/ Timothy J. FitzGerald
                                                     --------------------------
                                                     Timothy J. FitzGerald
                                                     Vice President and Chief
                                                     Financial Officer

Exhibit No.       Description
-----------       -------------------------------------------------------------

Exhibit 10.1* Stock Repurchase Agreement, dated December 23, 2004, by and among The Middleby Corporation, William F. Whitman, Jr., Barbara K. Whitman, W. Fifield Whitman III, Laura B. Whitman, the Barbara K. Whitman Irrevocable Trust, the William F. Whitman, Jr. Irrevocable Trust, the Trust dated December 21, 2003 F/B/O Barbara K. Whitman, the Trust dated December 21, 2003 F/B/O Laura B. Whitman, the Trust dated December 21, 2003 F/B/O William Fifield Whitman III, the William F. Whitman, Jr. and Barbara K. Whitman Charitable Remainder Trust and the W. F. Whitman Family Foundation

Exhibit 10.2* Third Amended and Restated Credit Agreement, dated December 23, 2004, among Middleby Marshall Inc., The Middleby Corporation, various financial institutions party thereto, LaSalle Bank National Association, Wells Fargo Bank, N.A., Bank of America, N.A. and Banc of America Securities LLC

Exhibit 10.3 Employment Agreement, dated December 23, 2004, by and between The Middleby Corporation, Middleby Marshall Inc. and Selim A. Bassoul

* Schedules and exhibits to these exhibits have been omitted, but will be furnished to the Securities and Exchange Commission upon request.